Exhibit 6(ii) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                                   SCHEDULE A
                                       OF
                                    EXHIBIT B
                                     TO THE
                             DISTRIBUTOR'S CONTRACT
                       AS LAST REVISED: DECEMBER 18, 1997

      The provisions of the Distributor's Contract between BT Investment Funds and Edgewood Services, Inc. shall be effective with respect to each Fund and Class as of the date set forth below.

Name of Fund                                          Effective Date
Cash Management Fund                                  December 18, 1997
Treasury Money Fund                                   December 18, 1997
Tax Free Money Fund                                   December 18, 1997
NY Tax Free Money Fund                                December 18, 1997
International Equity Fund                             December 18, 1997
Intermediate Tax Free Fund                            December 18, 1997
Capital Appreciation Fund                             December 18, 1997
BT Investment Lifecycle Long Range Fund               December 18, 1997
BT Investment Lifecycle Mid Range Fund                December 18, 1997
BT Investment Lifecycle Short Range Fund              December 18, 1997
Global High Yield Securities Fund                     December 18, 1997
Latin American Equity Fund                            December 18, 1997
Small Cap Fund                                        December 18, 1997
Pacific Basin Equity Fund                             December 18, 1997
Global Emerging Markets Equity Fund                   December 18, 1997
International Small Company Equity Fund               December 18, 1997